CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT

CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Frances M. Guggino, Chief Financial Officer of Salomon Brothers 2008 Worldwide Dollar Government Term Trust Inc. (the “Registrant”), each certify to the best of his or her knowledge that:

     1. The Registrant’s periodic report on Form N-CSR for the period ended July 31, 2004 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Chief Financial Officer
Salomon Brothers 2008 Worldwide Dollar	Salomon Brothers 2008 Worldwide Dollar
Government Term Trust Fund Inc.	Government Term Trust Fund Inc.

/s/ R. Jay Gerken	/s/ Frances M. Guggino

R. Jay Gerken	Frances M. Guggino
Date: October 7, 2004	Date: October 7, 2004

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.